For: YTB International, Inc.

Investor Contacts:
Yemi Rose
KCSA Strategic Communications
212-896-1233

YTB INTERNATIONAL ANNOUNCES FINANCIAL RESULTS FOR THE THIRD
QUARTER ENDED SEPTEMBER 30, 2009

•	Company increases Q3 net income by 26%
•	Company reduces year-to-date net loss by 8%

WOOD RIVER, Ill., November 9, 2009 – YTB International, Inc. (OTC BB: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, Bermuda, the Bahamas, the U.S. Virgin Islands, and Canada, today announced its financial results for the third quarter ended September 30, 2009.

Total revenue for the quarter ended September 30, 2009 decreased 62% to $15.9 million, compared to $42.2 million for the third quarter of 2008. Net income for the quarter ended September 30, 2009 improved to $0.36 million, or $0.00 per diluted share, compared to a net income of $0.29 million, or $0.00 per diluted share, for the same period of 2008. The decline in revenue during the third quarter of 2009 was primarily attributable to a decline in the number of new Internet Business Centers (“IBCs”) sold during the quarter and a decrease in the number of active IBC Site Owners.

Total revenue for the nine months ended September 30, 2009 decreased 57% to $55.3 million, compared to $127.8 million for the comparable period in 2008. The Company’s net loss for the nine months ended September 30, 2009 was reduced by $0.29 million when compared to the prior year’s comparable period, as the Company decreased its net loss from ($3.4) million, or ($0.03) per diluted share, for the nine months ended September 30, 2008 to ($3.1) million, or ($0.03) per diluted share, for the nine months ended September 30, 2009.  The Company’s overall results for the nine months ended September 30, 2009 were significantly impacted by the recording of the sale and related exit costs of the Company’s formerly wholly-owned subsidiary, REZconnect Technologies, Inc.

The Company was also able to significantly decrease general and administrative expenses by $9.5 million in the third quarter of 2009 compared to the same period of 2008, primarily attributable to the implementation of the Company’s cost reduction program as well as costs associated with the reduction of IBC sales and active Site Owners.  For the nine months ended September 30, 2009, general and administrative expenses were reduced by $15.0 million when compared with the prior year’s comparable period.

J. Scott Tomer, Chief Executive Officer of YTB Marketing, Inc. commented, “Our team continues to focus on adding additional value for our Site Owners by expanding on our high incentive products and services.”

Robert Van Patten, Chief Executive Officer of YTB, added, “Though I have only recently been appointed to head YTB, I am pleased with the changes that are taking place. To be clear, our revenue shortfall is not acceptable. However, we were able to reduce our net loss for the nine-month period and significantly increase our net income for the third quarter. Our results show that our cost cutting initiatives are beginning to take hold, as we have significantly decreased our general and administrative expenses.”

Van Patten continued, “The team that we have assembled is working day and night to ensure that the value that we provide to our current and future Site Owners is clearly communicated. The changes that we have made reflect our desire to have highly specialized team members, working within the areas of their greatest strengths. We feel that we have accomplished this, and now look forward to delivering on our obligation to increase shareholder value, while maintaining our ability to deliver high-quality service offerings.”

About YTB International

YTB International, Inc. was recognized as the 25th largest seller of travel in the U.S. in Travel Weekly’s 2009 Power List, based on 2008 annual retail value of travel services booked.

YTB provides Internet-based travel booking services for home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands. The Company operates through three subsidiaries: YTB Marketing, Inc. (formerly YourTravelBiz.com, Inc.), YTB Travel Network, Inc., and YTB Franchise Services, Inc.

For more information about YTB International visit http://www.ytb.com or http://www.thefactsaboutytb.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's reports filed from time to time with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(Tables Follow)

YTB International, Inc.
Condensed Consolidated Balance Sheets

Dollars in thousands	(Unaudited) September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$800	$1,203
Other current assets, net	8,399	16,576

Total current assets	9,199	17,779

Property and equipment, net	16,835	18,728
Intangible assets, net	2,267	2,322
Goodwill	2,979	2,979
Other assets	49	1,278

TOTAL ASSETS	$31,329	$43,086

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$14,698	$26,942

Other long-term liabilities	2,819	951

TOTAL LIABILITIES	17,517	27,893

TOTAL STOCKHOLDERS' EQUITY	13,812	15,193

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$31,329	$43,086

YTB International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Dollars in thousands, except share	Three months ended September 30
and per share data	2009	2008

Total net revenues	$15,911	$42,153

Operating expenses:

Operating expenses (exclusive of depreciation and amortization shown below)	14,876	40,835
Depreciation and amortization	684	678

Total operating expenses	15,560	41,513

Operating income	351	640

Other income (expense):
Interest and dividend income	55	30
Interest expense	(30)	(10)
Foreign currency translation gain (loss)	(14)	(101)

Total other income (expense)	11	(81)

Income from continuing operations before income tax benefit	362	559

Income tax benefit	(14)	(36)

Income from continuing operations	376	595

Loss from discontinued operations (net of tax)	(14)	(307)

Net income	$362	$288

Net income per share:

Weighted average shares outstanding - basic for Class A and Class B shares	108,409,604	103,438,235

Weighted average shares outstanding - diluted for Class A and Class B shares	108,409,604	110,080,692

Income per share from continuing operations - basic*	$0.00	$0.01
Loss per share from discontinued operations - basic*	$(0.00)	$(0.00)
Net income per share - basic*	$0.00	$0.00

Income per share from continuing operations - diluted*	$0.00	$0.01
Loss per share from discontinued operations - diluted*	$(0.00)	$(0.00)
Net income per share - diluted*	$0.00	$0.00

*  Amounts for Class A and Class B shares are the same under the two-class method.

YTB International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Dollars in thousands, except share	Nine months ended September 30
and per share data	2009	2008

Total net revenues	$55,331	$127,808

Operating expenses:

Operating expenses (exclusive of depreciation and amortization shown below)	53,518	128,773
Depreciation and amortization	2,020	1,890

Total operating expenses	55,538	130,663

Operating loss	(207)	(2,855)

Other income (expense):
Interest and dividend income	126	161
Interest expense	(78)	(61)
Foreign currency translation gain (loss)	1	(119)

Total other income (expense)	49	(19)

Loss from continuing operations before income tax (benefit) provision	(158)	(2,874)

Income tax (benefit) provision	(96)	83

Loss from continuing operations	(62)	(2,957)

Loss from discontinued operations	(3,078)	(472)

Net loss	$(3,140)	$(3,429)

Net loss per share:

Weighted average shares outstanding - basic for Class A and Class B shares	105,960,112	103,283,879

Weighted average shares outstanding - diluted for Class A and Class B shares	105,960,112	103,283,879

Loss per share from continuing operations - basic*	$(0.00)	$(0.03)
Loss per share from discontinued operations - basic*	$(0.03)	$(0.00)
Net loss per share - basic*	$(0.03)	$(0.03)

Loss per share from continuing operations - diluted*	$(0.00)	$(0.03)
Loss per share from discontinued operations - diluted*	$(0.03)	$(0.00)
Net loss per share - diluted*	$(0.03)	$(0.03)

*  Amounts for Class A and Class B shares are the same under the two-class method.